Exhibit 99.1

Avalon GloboCare and Qi Diagnostics Enter into Memorandum of Understanding for Proposed Co-Development of Real-Time Cannabis Breathalyzer for Detecting Potential Impaired Driving

FREEHOLD, N.J., October 25, 2024 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and laboratory services, today announced that it entered into a memorandum of understanding (the “MOU”) with Qi Diagnostics Limited (“Qi Diagnostics”), a nanosensor-based diagnostic technologies company, to explore a proposed strategic collaboration to co-develop a VOC (volatile organic compound) nanosensor-based point-of-care cannabis breathalyzer. The MOU provides Avalon with an exclusivity period of 120 days (the “Exclusivity Period”), during which Avalon intends to negotiate with Qi Diagnostics and enter into a definitive agreement regarding the proposed strategic collaboration.

If Avalon and Qi Diagnostics enter into a definitive agreement within the Exclusivity Period, then the proposed collaboration would focus on the initial prototype-enabling stage, which would involve critical research, data collection, software development, and drafting of the prototype design of a breathalyzer that is capable of detecting cannabis. Avalon believes that its regulatory expertise would be beneficial to such collaboration, including but not limited to its experience with regulatory pathways, clinical trials, and approval process in the United States.

“The proposed collaboration with Qi Diagnostics would be a milestone in our commitment to developing innovative diagnostic solutions,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “We intend to enter into a definitive agreement with Qi Diagnostics during the Exclusivity Period, and then put our effort into the development of a VOC nanosensor-based cannabis breathalyzer that is capable of addressing the need for point-of-care testing in law enforcement and workplace safety.”

The proposed collaboration with Qi Diagnostics is subject to negotiations during the Exclusivity Period, during which we intend to enter into a definitive agreement for the development of the breathalyzer. However, there can be no assurance that the terms of such definitive agreement will be acceptable to Avalon or Qi Diagnostics. Accordingly, Avalon and Qi Diagnostics may not enter into such definitive agreement during the Exclusivity Period or at all.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com